UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
UBIQUITI INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958
October 26, 2020
Dear Stockholders:
We are pleased to invite you to attend our 2020 Annual Meeting of Stockholders to be held virtually on December 10, 2020 at 10:00 a.m. Eastern Time (the “Annual Meeting”).
The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2020, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.
The matters to be considered at the meeting are described in detail in the attached proxy statement. You will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Please use this opportunity to take part in the affairs of Ubiquiti Inc. by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, we urge you to vote your proxy as soon as possible. You may vote your shares online, by telephone or by completing, signing and promptly returning a proxy card or you may vote online during the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares online, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your ongoing support of Ubiquiti Inc. We look forward to your attendance at the virtual Annual Meeting.

Ubiquiti Inc.

Robert J. Pera
Chief Executive Officer and Chairman of the Board
New York, New York

This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available to stockholders on or about October 26, 2020.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, December 10, 2020
The Annual Meeting of Stockholders of Ubiquiti Inc. will be held virtually at 10:00 a.m., Eastern Time, on December 10, 2020 for the following purposes (as more fully described in the proxy statement accompanying this notice):
1.The election of the one Class III director named in this proxy statement to serve until the third annual meeting of stockholders following his election or until his successor is duly elected and qualified;
2.To ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accountants for the fiscal year ending June 30, 2021;
3.To conduct a non-binding advisory vote to approve named executive officer compensation;
4.To conduct a vote to approve the Ubiquiti Inc. 2020 Omnibus Incentive Plan (the “2020 Equity Plan”); and
5.To transact such other business as may properly come before the meeting or any adjournment thereof.
    The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2020, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.
    Stockholders of record at the close of business on October 19, 2020 are entitled to vote online during the Annual Meeting and are cordially invited to attend the virtual meeting. A list of these stockholders will be open for examination by any stockholder electronically during the Annual Meeting at www.virtualshareholdermeeting.com/UI2020 when you enter your 16-Digit Control Number. To ensure your representation at the virtual meeting, you are urged to mark, sign and date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or vote on the internet or by telephone as described herein.

The Board of Directors

New York, New York
October 26, 2020

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE AS DESCRIBED HEREIN OR BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	8
Q: Why am I receiving these materials?	8
Q: What items of business will be voted on at the Annual Meeting?	8
Q: How does our Board recommend that I vote?	8
Q: What information is contained in these proxy materials?	9
Q: What shares can I vote?	9
Q: How many votes am I entitled to per share?	9
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?	9
Q: How can I vote my shares?	9
Q: How can I vote my shares at the virtual Annual Meeting?	10
Q: Can I change my vote or revoke my proxy?	10
Q: How can I attend the virtual Annual Meeting?	10
Q: How many shares must be present or represented to conduct business at the Annual Meeting?	10
Q: How are votes counted?	10
Q: What is the voting requirement to approve each of the proposals?	11
Q: Is cumulative voting permitted for the election of directors?	11
Q: What happens if additional matters are presented at the Annual Meeting?	11
Q: Who will serve as inspector of elections?	11
Q: Who will bear the cost of soliciting votes for the Annual Meeting?	11
Q: Where can I find the voting results of the Annual Meeting?	11
Q: How can I contact Ubiquiti’s transfer agent?	11
Q: How do I obtain a separate set of proxy materials or request a single set for my household?	11
Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	12
CORPORATE GOVERNANCE	14
Code of Business Conduct and Ethics	14
Director Independence	14
Corporate Governance Guidelines	14
Board Composition	14
Board Leadership Structure	15

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958

PROXY STATEMENT

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    Ubiquiti Inc.’s (“Company”, “Ubiquiti”, “we”, “us” or “our”) Board of Directors (our “Board”) has made these materials available to you on the internet and has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the virtual annual meeting of stockholders, which will take place on December 10, 2020 at 10:00 a.m. Eastern Time (the “Annual Meeting”). As a stockholder, you are invited to attend the virtual Annual Meeting and are requested to vote on the items of business described in this proxy statement. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2020, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.

Q:    What items of business will be voted on at the Annual Meeting?

A:    The items of business scheduled to be voted on at the Annual Meeting are:

•The election of the one Class III director named in this proxy statement to serve until the third annual meeting of our stockholders following his election or until his respective successors are duly elected and qualified;
•To ratify the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2021 (“fiscal 2021”);
•To conduct a non-binding advisory vote to approve named executive officer compensation; and
•To conduct a vote to approve the 2020 Equity Plan.

We will also consider any other business that properly comes before the Annual Meeting or any adjournment thereof.

Q:    How does our Board recommend that I vote?

A:    Our Board recommends that you vote your shares:

•“FOR” the election of our Class III director nominee, Mr. Robert J. Pera (Proposal No. 1).
•“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 (Proposal No. 2).
•“FOR” the approval on an advisory and non-binding basis of named executive officer compensation (Proposal No. 3).
•“FOR” the approval of the 2020 Equity Plan (Proposal No. 4).

Q: What information is contained in these proxy materials?

A:    You are receiving a proxy card, a copy of our 2020 Annual Report and this proxy statement (collectively, the “proxy materials”). The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance and information on our Board and certain other required information.

Q: What shares can I vote?

A:    Each share of our common stock issued and outstanding as of the close of business on October 19, 2020 (the “Record Date”) is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, there were 62,851,378 shares of our common stock issued and outstanding.

Q:    How many votes am I entitled to per share?

A:    For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online during the Annual Meeting. You may also vote on the internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the virtual Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in street name, and the proxy materials were or will be forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares and you will receive an instruction card and information about how to give voting instructions to them. You are also invited to attend the virtual Annual Meeting.

Q:    How can I vote my shares?

A:     If you are a stockholder of record, you may:

•vote via the virtual meeting website—any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/UI2020, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. (Eastern Time). Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet are posted at www.proxyvote.com;
•vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or
•vote by mail—complete, sign and date the proxy card enclosed herewith and return it by 5:00 pm Eastern Time, the day before the Annual Meeting, in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on December 9, 2020. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote online during the virtual Annual Meeting should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares.

Q:    How can I vote my shares at the virtual Annual Meeting?

A:    If you virtually attend the Annual Meeting, you can vote online during the Annual Meeting, even if you have previously returned a proxy or otherwise voted. You will need your 16-digit Control Number that is included in your proxy card or the instructions that accompanied your proxy materials in order to be able to enter the Annual Meeting and to vote during the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

Q:    Can I change my vote or revoke my proxy?

A:    You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote or revoke your proxy by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to your shares being voted, or (3) attending and voting online during the virtual Annual Meeting using your 16-Digit Control Number that is shown on your proxy card. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee following the instructions they provided or as otherwise provided in the instructions provided by them.

Q:    How can I attend the virtual Annual Meeting?

A:    Any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/UI2020, where stockholders may vote and submit questions during the meeting. To join the Annual Meeting, please have your 16-Digit Control Number found on your proxy card or the instructions that accompanied your proxy materials. The virtual meeting will begin promptly at 10:00 a.m. Eastern Time on December 10, 2020.

Q:    How many shares must be present or represented to conduct business at the Annual Meeting?

A:    The holders of a majority of our issued and outstanding shares of common stock and entitled to vote must be present in person or represented by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card. Both abstentions and shares represented by broker non-votes (described below) that are present and entitled to vote at the Annual Meeting are counted for the purpose of determining the presence of a quorum.

Q:    How are votes counted?

A:    In the election of the Class III director (Proposal 1), you may vote “FOR” the nominee or you may “WITHHOLD” authority to vote for the nominee. A "WITHHOLD" vote will have the same effect as an abstention. Abstentions and broker non-votes (described below) will have no effect on the election of the nominee.

    For the ratification of the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2021 (Proposal 2), the non-binding advisory vote on NEO compensation (Proposal 3), and the vote on the 2020 Equity Plan (Proposal 4), you may vote “FOR”, “AGAINST”, or “ABSTAIN”. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you elect to “ABSTAIN”, the abstention will have the same effect as a vote “AGAINST”. Broker non-votes will have no effect on the non-binding advisory vote on NEO compensation (Proposal 3) or the vote on the 2020 Equity Plan (Proposal 4).

    If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on non-routine matters when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under current NYSE rules, the election of director (Proposal 1), the non-binding advisory vote on NEO compensation (Proposal 3), and the vote on the 2020 Equity Plan (Proposal 4) are considered non-routine matters.

Q:    What is the voting requirement to approve each of the proposals?

A:    A plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the ratification of appointment of KPMG as our independent registered public accountants for the fiscal year ended June 30, 2021 (Proposal 2) and the non-binding advisory vote on NEO compensation (Proposal 3). Under current NYSE rules, the affirmative vote of a majority of the votes cast on the proposal is required to approve the new 2020 Equity Plan (Proposal 4). In addition, with respect to Proposal 4, abstentions are considered “votes cast” under current NYSE rules and therefore will have the same effect as a vote “AGAINST” the proposal.

Q:    Is cumulative voting permitted for the election of directors?

A:    No. You may not cumulate your votes for the election of directors.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:    Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Hartley Nisenbaum or Kevin Radigan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting or any adjournment thereof. If for any reason the Class III director nominee named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Q:    Who will serve as inspector of elections?

A:    The inspector of elections will be representatives of Broadridge Financial Solutions, Inc. Our transfer agent, Computershare Trust Company, N.A., will assist the inspector of elections with tabulating the votes.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    This solicitation of proxies is made on behalf of the Company. We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will announce preliminary voting results at the Annual Meeting and publish them on our website at http://ir.ui.com/financial/sec-filings. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which will also be available on our website. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Q:    How can I contact Ubiquiti’s transfer agent?

A:    You can contact our transfer agent by either writing Computershare Trust Company, N.A. c/o: Shareholder Services, by regular mail at P.O. Box 505000, Louisville, KY 40233-5002; by overnight delivery at 462 South 4th Street Suite 1600, Louisville, KY 40202; or by telephoning (877) 373-6374 or (781) 575-3120.

Q:    How do I obtain a separate set of proxy materials or request a single set for my household?

A:    Some brokers adopt a procedure called “householding”, which means such brokers may deliver a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the notice and our annual report and proxy statement unless one or more of these stockholders notify us or their broker, as applicable, that they wish to continue receiving individual copies. This procedure reduces printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If any beneficial owners no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. If any stockholders of record in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Ubiquiti Inc.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958

Attn: Investor Relations
Email: ir@ui.com

Other stockholders of record who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:    What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:    Stockholder Proposals for Inclusion in our Proxy Statement: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than June 28, 2021; provided, however, that in the event that we hold our 2021 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2020 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Ubiquiti Inc.
685 Third Avenue 27th Floor
New York, NY 10017
Attn: Corporate Secretary

    Advanced Notice Procedures: Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is brought: (1) pursuant to the Company’s proxy materials with respect to such meeting, (2) by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2021 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•no earlier than August 12, 2021, and
•not later than the close of business on September 11, 2021.

    In the event that we hold our 2021 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2020 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•the 90th day before such annual meeting, or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
    If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

    Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for membership on our Board, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Director Nominations” below.

    To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Advanced Notice Procedures” for stockholder proposals that are not intended to be included in our proxy statement.

    Copy of Bylaw Provisions: A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Important Notice Regarding the Availability of Proxy Materials
for the 2020 Annual Meeting of Stockholders to be Held on December 10, 2020.

These proxy materials (including our Annual Report) are available at https://materials.proxyvote.com/90353W.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics for all employees, officers and directors. The full text of our Code of Business Conduct and Ethics is posted on the investor relations portion of our website http://ir.ui.com/company/corporate-governance. We intend to disclose any waivers of such code for directors or executive officers at the same location on our website identified above.

Our Board also adopted a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. The full text of our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers is posted on the investor relations portion of our website http://ir.ui.com/company/corporate-governance. We will, if required, disclose future amendments to our Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or certain waivers of such provisions granted to such persons, at the same location on our website identified above.

The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Director Independence

In October 2020, our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise the director’s ability to exercise independent judgment in carrying out the director’s responsibilities, among the other criteria for “independent directors” as defined under the rules of the New York Stock Exchange (“NYSE”). In evaluating the directors’ independence, the Board considered the nature of any executive officer’s personal investment interest in the director affiliated entities (active or passive), the level of involvement by the director or executive officer as a partner in the director affiliated entities, any special arrangements between the parties which would lead to a personal benefit, any personal benefits derived as a result of business relationships with the Company, any other personal benefit derived by any director or executive officer as a result of the disclosed relationships or any other relevant factors. As a result of this review, our Board determined that each of Messrs. Michael E. Hurlston, Ronald A. Sege and Rafael Torres, who are currently serving on our Board, are “independent directors” as defined under the rules of the NYSE and constitute a majority of directors of our Board as required by the rules of the NYSE.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The full text of our Corporate Governance Guidelines is posted on the investor relations portion of our website http://ir.ui.com/company/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director orientation and continuing education, Board access to management and advisers, director compensation, Board self-evaluation, Board meetings and administration and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board of Directors any changes to the guidelines.
Board Composition

Our Board is currently composed of four members. Our Bylaws permit our Board to establish by resolution the authorized number of directors and four directors are currently authorized.

Our directors are divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office for each Class is three years. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Currently, the terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during 2020 for the Class III director, 2021 for the Class I directors, and 2022 for the Class II director.

The following table sets forth the classes, names, ages and positions of our directors as of October 26, 2020:

Class I Directors	Age	Position
Michael E. Hurlston (1)	54	Director
Rafael Torres (1)	52	Director

Class II Director	Age	Position
Ronald A. Sege (1)	63	Director

Class III Director	Age	Position
Robert J. Pera	42	Chief Executive Officer and Chairman of the Board

(1)	Member of the audit committee, the compensation committee and the nominating and corporate governance committee.
Board Leadership Structure

Robert J. Pera is the Chairman of our Board and our largest stockholder. Mr. Pera has also served as our Chief Executive Officer since our company was founded. The Board believes that Mr. Pera brings a strategic perspective to the position of Chairman, and that it remains in the best interests of shareholders for him to continue to serve in that role.

Ronald A. Sege is the lead independent director of the Board. In light of the size of our Board and the oversight provided by, and involvement of, our independent directors and Board committees in the leadership of our company, our Board considers that our current leadership structure is the appropriate leadership structure for us at this time, as it combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and corporate governance committee selects candidates for director based on their independence, character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In seeking qualified candidates, diversity of background, including diversity of gender, race, or ethnic or national origin is also a relevant factor in the selection process in order to promote a well-balanced board with varying perspectives. The nominating and corporate governance committee believes that nominees for director should have experience that may be useful to us and our Board, such as experience in operational management, accounting and finance, legal and compliance, or industry and technology knowledge, as well as high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee believes it appropriate for at least one, and preferably multiple, members of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of our Board to meet the definition of “independent director” under the rules of the NYSE. The nominating and corporate governance committee also believes it appropriate for certain key members of management to participate as members of our Board.

Our Board is actively involved in oversight of risks that could affect us as further described in “Board’s Role in Risk Oversight” below. This oversight is conducted primarily through the committees of our Board, as disclosed in the descriptions of each of the committees described in “Committees of the Board of Directors” below and in the charters of each of the committees, but our Board has retained responsibility for general oversight of risks. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company.

Board and Committee Meetings

In fiscal 2020, our Board held six meetings. In fiscal 2020, all incumbent directors attended all of the meetings of the Board and committees on which such director served.

We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, but we encourage our directors to attend the Annual Meeting.

Committees of the Board of Directors

Our Board has appointed a nominating and corporate governance committee, an audit committee and a compensation committee, each of which is composed of Messrs. Sege, Torres and Hurlston. Our Board has determined that each member of the audit committee, the compensation committee and the nominating and corporate governance committee meets the requirements for independence under the current requirements of the NYSE, including with respect to board committee service, is a non-employee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is “independent” for purposes of Section 10A(m)(3) of the Exchange Act. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter, which charters are available at http://ir.ui.com/company/corporate-goverance.

Our independent directors regularly schedule executive sessions of our Board and its committees in which management does not participate. In fiscal 2020, our independent directors met during every Board meeting in a separate executive session without any member of our management present.

Nominating and Corporate Governance committee. Our nominating and corporate governance committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee’s policy regarding the consideration of director candidates recommended by stockholders is set forth below under “Director Nominations”. The nominating and corporate governance committee also:

•evaluates and makes recommendations regarding the organization and governance of our Board and its committees;
•assesses the performance of members of our Board and makes recommendations regarding committee and chair assignments;
•recommends desired qualifications for membership to our Board and conducts searches for potential members of our Board;
•oversee and approve the management continuity planning process; and
•reviews and makes recommendations with regard to our corporate governance guidelines.
The members of our nominating and corporate governance committee for fiscal 2020 were Messrs. Sege, Torres and Hurlston. Mr. Sege is the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee met four times during fiscal 2020.

Audit Committee. The audit committee oversees our corporate accounting and financial reporting processes. The audit committee generally oversees:
•our accounting and financial reporting processes as well as the quality and integrity of our financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications and independence of our independent registered public accounting firm;
•the performance of our independent registered public accounting firm;
•the performance of the Company’s internal audit function; and
•our compliance with systems of disclosure controls and procedures, internal controls over financial reporting and compliance of our employees, directors and consultants with ethical standards adopted by us.
The audit committee also has certain responsibilities, including without limitation, the following:

•selects and hires the independent registered public accounting firm;
•supervises and evaluates the independent registered public accounting firm;
•evaluates the independence of the independent registered public accounting firm;
•approves audit and non-audit services and fees;
•reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•reviews reports and communications from the independent registered public accounting firm;
•reviews and oversees all related party transactions.

The members of our audit committee for fiscal 2020 were Messrs. Sege, Torres and Hurlston. Mr. Torres is the chairman of the audit committee. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. Our Board has also determined that Mr. Torres is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee met eighteen times in fiscal 2020.

The Report of the Audit Committee is included in this proxy statement, see “Report of the Audit Committee” below.

Compensation Committee. The Compensation Committee has the responsibilities described in the “Executive Compensation-Compensation Discussion and Analysis” below, including:

•overseeing our corporate compensation policies, plans and benefits programs;
•assisting the Board in overseeing the compensation of the Company’s CEO and other executive officers; and
•administering the Company’s equity compensation plans for its employees, consultants and non-employee directors.
The members of our Compensation Committee for fiscal 2020 were Messrs. Sege, Torres and Hurlston. Mr. Hurlston is the chairman of the compensation committee. The Compensation Committee met four times during fiscal 2020. See “Executive Compensation - Compensation Discussion and Analysis” and “Proposal One Election of Directors - Directors’ Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee Report is included in this proxy statement, see “Compensation Committee Report” below.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee for fiscal 2020 were Messrs. Sege, Torres and Hurlston. None of the former or current members of the compensation committee has at any time been one of our officers or employees. None of our executive officers serves, or in fiscal 2020, served as a member of a Board or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers who serve on our Board or compensation committee.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of our Board in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by our Board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full board of directors on a quarterly basis, and as is otherwise needed. Our audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. In its review, the compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, the compensation committee determined any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board or a committee thereof.

Policy Prohibiting Hedging Transactions

Our Insider Trading Policy prohibits directors, officers and employees from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

Director Nominations

The nominating and corporate governance committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by our Board to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to our Board.

The company’s Corporate Governance Guidelines contain director selection criteria that apply to director nominees. The Nominating and Corporate Governance Committee ensures that each director nominee satisfies at a minimum the criteria set forth in the Corporate Governance Guidelines, which include strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board. Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director. The nominating and corporate governance committee also assesses the needs of our Board with respect to the particular talents and experience of its directors, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board to carry out its functions. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to ours, leadership experience and relevant geographical experience. The effectiveness of our Board’s diverse mix of skills and experiences is considered as part of each self-assessment of the Board.

In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to re-nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the committee will consider various candidates for board membership, including those suggested by the committee members, by other board members, by any executive search firm engaged by the committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify our Corporate Secretary or any member of the committee in writing with any supporting material the stockholder considers appropriate.

In addition, stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider on a substantially similar basis as it considers other nominees. To nominate a candidate for director, a stockholder must give timely notice in writing to our Corporate Secretary and otherwise comply with the provisions of our Bylaws. To be timely for our 2020 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•no earlier than August 12, 2021, and
•not later than the close of business on September 11, 2021.

In the event that we hold our 2021 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2020 Annual Meeting, then the stockholders notice to nominate a candidate for director that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:
•the 90th day before such annual meeting, or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Corporate Secretary, Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017. You can obtain a copy of our Bylaws by writing to the Corporate Secretary at this address or by accessing our filings on the SEC’s website at http://www.sec.gov.

Stockholder Communications with our Board

If you wish to communicate with our Board, including the committee chairs and the non-management members of our Board, you may send your communication in writing to: Corporate Secretary, Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017. You must include your name and address in the written communication, address the appropriate director or directors or committee of our Board, and indicate whether you are a stockholder of Ubiquiti. The Corporate Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

Our Class III director's term expires at the Annual Meeting.
Information Regarding Nominee
Our Board nominated Robert J. Pera as a nominee for election at the Annual Meeting as Class III director of our Board until the third annual meeting of our stockholders following his election, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Biographical information about each of the directors and Mr. Pera is contained in the following section. A discussion of the qualifications, attributes and skills of the directors and the nominee that led our Board to the conclusion that they should serve or continue to serve as directors is also included in each of the directors’ and the nominee’s biographies.

Mr. Pera has agreed to serve if elected, and we have no reason to believe that he will be unavailable to serve. In the event either that he is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present Board to fill the vacancy.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominee named below, who is presently a member of our Board. In the event that the nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

The following table sets forth the name, age and position of our director nominee as of October 26, 2020:

Class III Director	Age	Position
Robert J. Pera	42	Chief Executive Officer and Chairman of Board

Robert J. Pera. Mr. Pera founded our Company in October 2003 and our Company began current operations in 2005. Mr. Pera has served as our Chief Executive Officer and a member of our Board since our inception, and as our Chairman of the Board since December 2012. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego. We believe that Mr. Pera possesses specific attributes that qualify him to serve as Chairman of our Board, including the perspective and experience he brings as our Chief Executive Officer, one of our founders and our largest stockholder, which brings historical knowledge, technological and operational expertise, and continuity to our Board.

Required Vote

A plurality of the voting power of the shares present in person or represented by proxy and entitled to vote is required for the nominee to be elected as Class III director. Unless marked to the contrary, proxies received will be voted “FOR” the nominee.

Recommendation

Our Board recommends a vote “FOR” the election to our Board of the foregoing nominee.

Information Regarding Continuing Directors

The following table sets forth the names, ages and positions of our continuing directors as of October 26, 2020:

Class I Directors	Age	Position
Michael E. Hurlston	54	Director
Rafael Torres	52	Director
Class II Director	Age	Position
Ronald A. Sege	63	Director
Michael E. Hurlston. Mr. Hurlston has served as one of our directors since August 2016. Mr. Hurlston currently serves as the President and Chief Executive Officer of Synaptics Incorporated, a developer of human interface solutions. From 2018 to August

2019, Mr. Hurlston served as the Chief Executive Officer of Finisar Corporation, a leader in optical communications. From 2001 to October 2017, Mr. Hurlston held various senior leadership positions in sales, marketing and general management at Broadcom Limited, a leading developer and supplier of a broad range of semiconductor solutions (“Broadcom”), including his most recent role as Senior Vice President and General Manager of the Wireless Communications and Connectivity Division. Prior to joining Broadcom in 2001, Mr. Hurlston held senior positions at Radia Communications, a component developer of communication equipment, and Oren Semiconductor, a component developer for consumer electronics, for approximately four years. Mr. Hurlston currently serves as a director on the board of directors of Synaptics Incorporated and Flex Ltd, a multinational electronics contract manufacturer. From 2018 to August 2019, Mr. Hurlston served as a director on the board of directors of Finisar Corporation. Mr. Hurlston is also a member of the advisory board of Vilynx. Mr. Hurlston holds a B.S. and M.S. in Electrical Engineering and an M.B.A. from the University of California, Davis. We believe that Mr. Hurlston possesses specific attributes that qualify him to serve as a member of our Board, including his industry, marketing, sales and management experience.

Rafael Torres. Mr. Torres has served as one of our directors since October 2013. Mr. Torres currently serves as the Chief Financial Officer of Redis Labs, a database software company. From 2015 to July 2018, Mr. Torres served as the Chief Financial Officer of Instart Logic. Instart Logic is a cloud services company primarily focused on website and application speed and performance. From 2013 to 2015, Mr. Torres served as the Chief Financial Officer of OCZ Storage Solutions, a global provider of high-performance solid state storage solutions and computer components. From 2008 to 2013, Mr. Torres served as Chief Financial Officer and Vice President of Finance for Capella Photonics, a privately-held firm selling optical switching subsystems. From 2006 to 2008, Mr. Torres was the Chief Financial Officer and Vice President of Finance for Power Integrations, a provider of high-voltage analog integrated circuits for power conversion. From 2000 to 2006, Mr. Torres was Chief Financial Officer and Vice President of Finance for PLX Technology, a provider of semiconductor-based connectivity solutions. Mr. Torres holds a B.S. degree in Accounting from Santa Clara University and is a Certified Public Accountant (Inactive). We believe that Mr. Torres possesses specific attributes that qualify him to serve as a member of our Board, including his industry, operations, management, and finance experience.

Ronald A. Sege. Mr. Sege has served as our director since October 2012. Mr. Sege currently serves as the acting Chief Executive Officer and Executive Chairman of Virtana Instruments Corporation, a privately-held company in the data center monitoring space. Mr. Sege also serves as the Operating Partner of Benhamou Global Ventures, a venture capital firm. From August 2010 to October 2018, Mr. Sege served as President, Chief Executive Officer and Chairman of Echelon Corporation, an energy control networking solutions provider. From 2008 to 2010, Mr. Sege was President, Chief Operating Officer and a member of the board of directors of 3COM Corporation. Mr. Sege was President and Chief Executive Officer of Tropos Networks, a provider of wireless broadband networks, from 2004 to 2008 and was the President and Chief Executive Officer of Ellacoya Networks, a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001 to 2004. Earlier in Mr. Sege’s career from 1998 to 2001, he was Executive Vice President at Lycos, an internet search engine. Prior to 1998, Mr. Sege spent 10 years at 3COM holding various executive vice president and vice president positions. Mr. Sege received his B.A. in Economics from Pomona College and earned an M.B.A. from the Harvard Business School. We believe that Mr. Sege possesses specific attributes that qualify him to serve as a member of our Board, including his industry and board leadership experience.

Directors’ Compensation

The compensation committee is responsible for periodically reviewing non-employee director compensation and benefits and recommends changes, if appropriate, to the Board based upon competitive market practices. For fiscal 2020, our compensation package for non-employee directors consisted of an annual retainer of $200,000. Directors do not receive additional compensation for their service on any board committees.

We do not have a formal policy of reimbursing directors, but we reimburse them for travel, lodging and other reasonable expenses incurred in connection with their attendance at board of directors or committee meetings.

The following table summarizes the information concerning compensation paid or accrued for services rendered to us by members of our Board for fiscal 2020. The table excludes Mr. Pera, who is a named executive officer and therefore did not receive any compensation from us in his role as director in fiscal 2020.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total Compensation
Michael E. Hurlston	$200,000	$—	$200,000
Ronald A. Sege	200,000	—	200,000
Rafael Torres	200,000	—	200,000
(1) This column includes fees earned in fiscal 2020 as well as certain director fees earned in fiscal 2020 but paid in July 2021.
(2) As of June 30, 2020, Mr. Sege held 15,840 fully vested unexercised stock options.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee of our Board has appointed KPMG as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2021. Since the fiscal year ended June 30, 2017, KPMG has served as our independent registered public accounting firm. Even if this appointment is ratified, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG are expected to attend the virtual Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG.

Recommendation

Our Board recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021.

Audit and Non-Audit Fees

The following table presents aggregate fees for professional audit services rendered for us by KPMG for fiscal 2020 and fiscal 2019, respectively, as well as fees billed for other services rendered by KPMG, as applicable:

	Fiscal 2020	Fiscal 2019
Audit Fees (1)	$1,752,000	$1,643,000
Tax Fees (2)	42,000	185,000
Total (3)	$1,794,000	$1,828,000

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Tax fees relate to professional services rendered in connection with international tax consulting and planning services.
(3)
In fiscal years 2020 and 2019, there were no services rendered that would be required to be disclosed under “Audit-related fees” and “all other fees” in the table above. Audit-related fees would comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of the company’s financial statements and are not included in the fees reported in the table above under “Audit Fees”.

Audit Committee Pre-Approval Policies

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter. In fiscal years 2020 and 2019, all fees identified above under the captions “Audit Fees,” “Tax Fees” and “Audit-Related Fees” that were billed by KPMG, as applicable, were pre-approved by the audit committee in accordance with SEC requirements.

PROPOSAL THREE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC's rules in the "Executive Compensation" section of this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Following is a summary of some of the key points of our 2020 executive compensation program. See the "Executive Compensation" section below for more information.

The compensation committee oversees the development and administration of our executive compensation program. In order to create long-term value for our stockholders, the executive compensation program is intended to reflect the following principles:

•Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we, as a lesser known company, can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high-performance, efficient organization that rewards individual contributors for their ownership of various aspects of our business. We compensate our executive officers using the same philosophy.
•Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.
•Equity awards align the interests of our executive officers with those of our stockholders. We believe that in certain circumstances, an executive officer’s total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long term interest in our overall performance and thereby align the interests of the executive officer with those of our stockholders. We may, in certain circumstances, provide refresher grants to our executive officers. To recognize the changes in our capital structure and management, we anticipate that the compensation committee will assess vested and unvested equity holdings regularly.
We believe that the information we have provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation.

Required Vote
The advisory vote “FOR” approval of our executive compensation requires a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. As this is an advisory vote, the result will not be binding on the Company, our Board or the compensation committee, although our compensation committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.

Recommendation

Our Board recommends a vote "FOR" the following resolution at the Annual Meeting:

“RESOLVED, that the Ubiquiti stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Ubiquiti's Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

PROPOSAL FOUR
2020 EQUITY PLAN
On October 23, 2020, the Compensation Committee, acting upon Board delegated authority, approved the adoption of the Ubiquiti Inc. 2020 Omnibus Incentive Plan (the “2020 Equity Plan”), subject to stockholder approval. If approved by stockholders at the Annual Meeting, the Omnibus Incentive Plan will succeed the Ubiquiti Networks, Inc. Amended and Restated 2010 Equity Incentive Plan (the "Prior Plan") with respect to prospective equity awards, and no additional equity awards will be granted under the Prior Plan.

If approved, the 2020 Equity Plan will be a key pay-for-performance component of the Company’s compensation program and the Company’s primary vehicle for granting equity-based compensation to its employees and directors. The Company believes that the proposed 2020 Equity Plan is necessary in order to allow it to continue to utilize equity and performance-based awards to retain and attract the services of key individuals essential to the Company's long-term growth and success and to further align their interests with those of stockholders. The Company relies on equity awards, primarily time-based RSUs and options, to encourage strong performance of key individuals and believes that equity incentives are necessary for the Company to remain competitive and to attract and retain highly qualified individuals.

The following description of the 2020 Equity Plan is not complete and is qualified by reference to the full text of the 2020 Equity Plan, which is attached as Annex A to the proxy statement.

Determination of the Number of Shares Available for Awards under the 2020 Equity Plan

If the 2020 Equity Plan is approved by our stockholders, subject to adjustments described in the 2020 Equity Plan, five million (5,000,000) shares of our common stock will be available for issuance under the 2020 Equity Plan. As of October 23, 2020, the closing price of our common stock on the New York Stock Exchange was $191.30. If the 2020 Equity Plan is approved, no additional awards will be granted under the Prior Plan following January 31, 2021, although awards previously granted under the Prior Plan which remain outstanding as of the date of approval by our stockholders of the 2020 Equity Plan (any such awards, “Prior Plan Awards”) will remain outstanding pursuant to the terms of the Prior Plan.

The Ubiquiti Inc. 2020 Omnibus Incentive Plan

Purpose.

The purpose of our 2020 Equity Plan is to provide a means to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants, contractors and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of shares of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Administration.

Our 2020 Equity Plan will be administered by the Compensation Committee, or such other committee of our Board to which it has properly delegated power, or if no such committee or subcommittee exists, our Board (such administering body referred to herein, for purposes of this description of the 2020 Equity Plan, as the “Committee”). Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of our 2020 Equity Plan.

The Committee is authorized to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares of common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent and under what circumstances awards may be settled in, or exercised for, cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards, or other property and other amounts payable with respect to an award will be deferred either automatically or at the election of the participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in our 2020 Equity Plan and any instrument or agreement relating to, or award granted under, our 2020 Equity Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee may deem appropriate for the proper administration of our 2020 Equity Plan; (ix) adopt sub-plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of our 2020

Equity Plan. Unless otherwise expressly provided in our 2020 Equity Plan, all designations, determinations, interpretations and other decisions under or with respect to our 2020 Equity Plan or any award or any documents evidencing awards granted pursuant to our 2020 Equity Plan are within the sole discretion of the Committee, may be made at any time, and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award and any of our stockholders.

Eligibility.

Any director, officer, employee, consultant, contractor and advisor of the Company will be eligible to receive an award grant under the 2020 Equity Plan. The Committee may select such eligible individuals to participate in the 2020 Equity Plan. As of September 30, 2020, there were approximately 1,075 such persons eligible to participate in the 2020 Equity Plan.

Awards Subject to our 2020 Equity Plan.

Our 2020 Equity Plan provides that the total number of shares of common stock that may be issued under our 2020 Equity Plan is five million (5,000,000) shares, or the “Absolute Share Limit.” The maximum number of shares of our common stock for which incentive stock options (or “ISOs”) may be granted is also equal to the Absolute Share Limit; and during a single fiscal year, each non-employee director may be granted a number of shares of common stock subject to awards, taken together with any cash fees paid to such non-employee director during the calendar year, that shall not exceed a total value of $1,000,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

To the extent that (i) an award under our 2020 Equity Plan expires or is canceled, forfeited, terminated, settled in cash or otherwise is settled without issuance to the participant of shares of common stock to which the award related or cash or other property in lieu thereof, the unissued shares will again be available for grant under our 2020 Equity Plan. Shares of common stock withheld in payment of the exercise price, or taxes relating to an award, and shares equal to the number of shares surrendered in payment of any exercise price, or taxes relating to an award, shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the 2020 Equity Plan; however, such shares shall not become available if either (i) the applicable shares are withheld or surrendered following the termination of the 2020 Equity Plan or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the 2020 Equity Plan subject to stockholder approval under the rules of NYSE. No award may be granted under our 2020 Equity Plan after the tenth anniversary of the date our stockholders approve our 2020 Equity Plan, but awards granted before such date may extend beyond that date. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (“Substitute Awards”), and such Substitute Awards will not be counted against the Absolute Share Limit, except that Substitute Awards intended to qualify as incentive stock options will count against the limit on incentive stock options described above.

Options.

Under our 2020 Equity Plan, the Committee may grant non-qualified stock options and incentive stock options with terms and conditions determined by the Committee that are not inconsistent with our 2020 Equity Plan; provided, that all stock options granted under our 2020 Equity Plan are required to have a per share exercise price that is not less than 100% of the fair market value of a share of our common stock underlying such stock option on the date such stock option is granted (other than as otherwise provided by the Committee in the case of stock options that are Substitute Awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code (the “Code”). The maximum term for stock options granted under our 2020 Equity Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. The purchase price for the shares of common stock as to which a stock option is exercised may be paid to us, to the extent permitted by law (i) in cash, check, cash equivalent and/or shares of common stock valued at the fair market value at the time the option is exercised; provided, that such shares of common stock are not subject to any pledge or other security interest and have been held by the participant for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles) or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (a) in other property having a fair market value on the date of exercise equal to the exercise price, (b) if there is a public market for the shares of common stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which we are delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of common stock otherwise issuable upon the exercise of the option and to deliver promptly to us an amount equal to the exercise price or (c) a “net exercise” procedure effected by withholding the minimum number of shares of common stock otherwise issuable in respect of an option that is needed to pay the exercise price. Any fractional shares of common stock shall be settled in cash.

Stock Appreciation Rights.

The Committee may grant SARs under our 2020 Equity Plan, with terms and conditions determined by the Committee that are not inconsistent with our 2020 Equity Plan. The Committee may grant SARs in tandem with an option, but the Committee may also award SARs independent of any option. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares of common stock or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (a) the fair market value on the exercise date of one share of our common stock over (b) the strike price per share of our common stock covered by the SAR, times (ii) the number of shares of our common stock covered by the SAR, less any taxes required to be withheld. The strike price per share of our common stock covered by a SAR will be determined by the Committee at the time of grant but in no event may such strike price be less than 100% of the fair market value of a share of common stock on the date the SAR is granted (other than as otherwise provided by the Committee in the case of SARs that are Substitute Awards).

Restricted Stock and Restricted Stock Units.

The Committee may grant restricted shares of our common stock or may grant restricted stock units (or “RSUs”), representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of our common stock for each RSU, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of our 2020 Equity Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock.

Other Equity-Based Awards and Other Cash-Based Awards.

The Committee may grant other equity-based or cash-based awards under our 2020 Equity Plan, with terms and conditions determined by the Committee that are not inconsistent with our 2020 Equity Plan.

Performance Targets.

The Committee may grant awards under our 2020 Equity Plan that vest and/or become exercisable upon an event or events determined by the Committee, including, without limitation, attainment of specified performance targets. These performance targets include, but are not limited to: debt ratings; debt to capital ratio; generation of cash; issuance of new debt; establishment of new credit facilities; retirement of debt; return measures (including, but not limited to, return on assets, return on capital, return on equity); attraction of new capital; cash flow; earnings per share; net income; pre-tax income; pre-tax pre-bonus income; operating income; gross revenue; net revenue; gross margin; net margin; pre-tax margin; share price; total stockholder return; acquisition or disposition of assets; acquisition or disposition of companies, entities or businesses; creation of new performance and compensation criteria for key personnel; recruiting and retaining key personnel; customer satisfaction; employee morale; hiring of strategic personnel; development and implementation of our policies, strategies and initiatives; creation of new joint ventures; new contracts signed; increasing our public visibility and corporate reputation; development of corporate brand name; overhead cost reductions; unit deliveries; or any combination of or variations on the foregoing. Any one or more of the above performance targets may be stated as a percentage of another performance target, or used on an absolute or relative basis to measure our (or any of our subsidiaries’) performance - as a whole or with respect to any of our (or any of our subsidiaries’) divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination thereof, as the Committee may deem appropriate, or any of the above performance targets may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Performance targets may be based on a participant’s attainment of business objectives with respect to any of the criteria set forth above, or implementing policies and plans, negotiating transactions, developing long-term business goals or exercising managerial responsibility.

Effect of Certain Events on Our 2020 Equity Plan and Awards.

In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to acquire shares of our common stock or other securities, or other similar corporate transaction or event that affects the shares of our common stock (including a “Change in Control,” as defined in our 2020 Equity Plan); or (ii) unusual or nonrecurring events affecting us, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (a) the Absolute Share Limit, or any other limit applicable under our 2020 Equity Plan with respect to the number of awards which may be granted thereunder; (b)

the number of shares of our common stock or other of our securities (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under our 2020 Equity Plan or any sub-plan; and (c) the terms of any outstanding award, including, without limitation, (x) the number of shares of our common stock or other of our securities (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate; (y) the exercise price or strike price with respect to any award; or (z) any applicable performance measures; provided, that in the case of any “equity restructuring,” (within the meaning of the FASB ASC Topic 718 (or any successor pronouncement thereto)) the Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.

In connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following: (i) substitution or assumption of awards, acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, or a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including, without limitation, any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of our common stock received or to be received by other holders of shares of our common stock in such event), including, without limitation, in the case of stock options and SARs, a cash payment equal to the excess, if any, of the fair market value of the shares of our common stock subject to the option or SAR over the aggregate exercise price or strike price thereof, or, in the case of restricted stock, RSUs, or other equity-based awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award prior to cancellation of the underlying shares in respect thereof.

Amendment and Termination.

Our Board of Directors may amend, alter, suspend, discontinue or terminate our 2020 Equity Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to our 2020 Equity Plan; (ii) it would materially increase the number of securities which may be issued under our 2020 Equity Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in our 2020 Equity Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award will not be effective without the consent of the affected holder of such award.

The Committee may, to the extent consistent with the terms of our 2020 Equity Plan and any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a termination of employment or services, as applicable); provided, that, except as otherwise permitted in our 2020 Equity Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award will not be effective without the consent of the affected holder of such award; provided, further, that without stockholder approval, except as otherwise permitted in our 2020 Equity Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (ii) the Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the canceled option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Nontransferability of Awards.

No award will be permitted to be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Dividends and Dividend Equivalents.

The Committee, in its sole discretion, may provide as part of an award dividends or dividend equivalents, on such terms and conditions as may be determined by the Committee in its sole discretion. Any dividends payable in respect of restricted stock awards that remain subject to vesting conditions shall be retained by the Company and delivered to the participant within 30 days following the date on which such restrictions on such restricted stock awards lapse and, if such restricted stock is forfeited, the participant shall have no right to such dividends. Dividend equivalent payments attributable to RSUs shall be distributed to the participant in cash or, in the sole discretion of the Committee, in shares of our common stock having a fair market value equal to the amount of the dividends paid on shares of our common stock, within 30 days of the settlement of the RSUs and, if such RSUs are forfeited, the participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable). However, no dividend or dividend equivalents are payable with respect to any outstanding option or any outstanding SAR.

Clawback/Repayment.

All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by our Board of Directors or the Committee and as in effect from time to time and (ii) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay us any such excess amount.

Detrimental Activity.

If a participant has engaged in any detrimental activity, as defined in our 2020 Equity Plan, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such participant’s outstanding awards or (ii) forfeiture and repayment to us on any gain realized on the vesting, exercise or settlement of any awards previously granted to such participant.

United States Federal Income Tax Consequences.

The following is a general summary of certain material U.S. federal income tax consequences of the grant, vesting, settlement and exercise of certain awards under our 2020 Equity Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Code and is neither intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards granted under our 2020 Equity Plan are exempt from, or comply with, the rules under Section 409A of the Code related to non-qualified deferred compensation. Moreover, the U.S. federal income tax consequences to any particular holder may differ from those described herein by reason of, among other things, the particular circumstances of such holder.

Incentive Stock Options (ISO). An option granted as an “incentive stock option” under Section 422 of the Code may qualify for special tax treatment. The Code requires that, for treatment of an option as an ISO, common stock acquired through the exercise date of the option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the option “spread value” at the time of exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as applicable. Assuming both holding periods are satisfied, we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, with certain exceptions, the holder will generally realize ordinary income at the time of such disposition equal to the difference between the exercise price and the fair market value of a share on the date of exercise, and that amount will generally be deductible by us for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any additional gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, as applicable, for which we are not entitled to a deduction. Finally, if an otherwise qualified ISO first becomes exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

Non-qualified Stock Options. In general, in the case of a non-qualified stock option, the holder has no federal income tax liability at the time of grant but realizes ordinary income upon exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares acquired upon exercise over the exercise price. We will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, as applicable, for which we are not entitled to a deduction.

Stock Appreciation Rights. No federal income tax liability will be realized by a holder upon the grant of a stock appreciation right. Upon the exercise of a SAR, the holder will recognize ordinary income in an amount equal to the fair market value of the shares of common stock or cash payment received in respect of the SAR. We will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if the SAR is settled in shares) is treated as capital gain or loss, as applicable, for which we are not entitled a deduction.

Restricted Stock. A holder will not have any federal income tax liability upon the grant of an award of restricted stock unless the holder otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the holder will have ordinary income equal to the difference between the fair market value of the shares on that date over the amount the holder paid for such shares, if any. Any future appreciation in the common stock will be taxable to the holder at capital gains rates. However, if the restricted stock award is later forfeited, the holder will not be able to recover the tax previously paid pursuant to such holder’s Section 83(b) election. We will be able to deduct, at the same time as it is recognized by the holder, the amount of ordinary income to the holder for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Units. A holder will not have any federal income tax liability at the time a restricted stock unit is granted. Rather, upon the delivery of shares (or cash) pursuant to a restricted stock unit award, the holder will have ordinary income equal to the fair market value of the number of shares (or the amount of cash) the holder actually receives with respect to the award. We will be able to deduct the amount of ordinary income to the holder for federal income tax purposes, but the deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if the restricted stock unit is settled in shares) is treated as capital gain or loss for which we are not entitled to a deduction.

Other Equity-Based Awards. A holder will have ordinary income equal to the difference between the fair market value of the shares on the date the common stock subject to such other equity-based award is transferred to the holder over the amount the holder paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the holder, the amount of ordinary income to the holder for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the stock is treated as capital gain or loss for which we are not entitled to a deduction.

New Plan Benefits

The 2020 Equity Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the 2020 Equity Plan. The basis for participation in the 2020 Equity Plan is the Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2020 Equity Plan’s stated purpose described above. In exercising its discretion, the Committee will consider the recommendations of management and the purposes of the 2020 Equity Plan.

Registration with the SEC

If the 2020 Equity Plan is approved by stockholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company’s Common Stock to be registered pursuant to the 2020 Equity Plan, as soon as reasonably practicable following stockholder approval.

Required Vote

Under current NYSE rules, the affirmative vote of a majority of the votes cast on the proposal is required to approve the new 2020 Equity Plan (Proposal 4). Unless marked to the contrary, proxies received will be voted “FOR” the approval of the 2020 Equity Plan.

Recommendation
Our Board recommends a vote “FOR” the approval of the Ubiquiti Inc. 2020 Omnibus Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Ubiquiti under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The audit committee assists our Board in fulfilling its responsibility to oversee management’s implementation of our financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In discharging its oversight role, the audit committee reviewed and discussed with our management and independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as well as management’s assessment of internal control over financial reporting.
The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The independent registered public accounting firm has provided to the audit committee the written disclosures and the PCAOB-required letter regarding its communications with the audit committee concerning independence.
In addition, the audit committee discussed with the independent registered public accounting firm its independence from us and our management and considered whether the provision of non-audit services was compatible with maintaining the registered public accounting firm’s independence.
Based upon these reviews and discussions, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the SEC.

Respectfully submitted by the members of the audit committee of our Board:
Michael E. Hurlston
Ronald A. Sege
Rafael Torres (Chairman)

EXECUTIVE OFFICERS

The following table sets forth the names, ages, as of October 26, 2020, and positions of our executive officers:

Name	Age	Position
Robert J. Pera	42	Chief Executive Officer
Kevin Radigan	62	Chief Accounting and Finance Officer

Robert J. Pera. Mr. Pera founded our company in October 2003 and our company began current operations in 2005. Mr. Pera has served as our Chief Executive Officer since our inception. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego.

Kevin Radigan. Mr. Radigan has served as our Chief Accounting Officer since May 2016. Subsequently, Mr. Radigan's title changed to Chief Accounting and Finance Officer in fiscal 2019. From January 2012 to March 2016, Mr. Radigan served as Chief Financial Officer at American Medical Alert Corp. (dba Tunstall Americas), a supplier of connected healthcare products and services, where he was responsible for the finance and accounting department.  Previously, Mr. Radigan served in various finance and accounting positions in the pharmaceutical and electronics industries. Mr. Radigan has a Bachelor of Science in Accountancy degree from Long Island University.
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2020 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview
The compensation committee of our Board is responsible for establishing, implementing and monitoring our executive compensation program. Our Board or the compensation committee, as the case may be, seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have two executive officers-our Chief Executive Officer and Chief Accounting and Finance Officer, whom we refer to as the named executive officers. Details of our fiscal 2020 compensation can be found in the Summary Compensation Table included in this proxy statement. We provide types of compensation and benefits (e.g., health care, life insurance, 401(k) plan) to our named executive officers similar to those we provide to our senior managers.

This section describes our compensation program for our named executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.

Compensation philosophy and objectives

Historically, our compensation packages focused on the cash component of compensation with competitive salaries and a significant percentage of total cash compensation tied to a discretionary cash bonus given at the end of the year based on our performance. Some of our executive officers received equity awards or purchased founders’ stock upon joining us, and the level of their ownership of our Company may be revisited from time to time to ensure it aligns with our executive compensation philosophy. As our organizational priorities continue to evolve, our compensation committee may re-evaluate each component of our executive compensation program on a quantitative and qualitative basis to determine if the program is achieving our objectives.

Our executive compensation program is designed to attract talented, qualified executives to manage, grow and lead our Company and to motivate them to pursue and achieve our corporate objectives. Our existing compensation program includes short-term and long-term components, at-risk cash and equity elements, and performance payments in proportions that we believe will provide appropriate incentives to reward and retain our executives.

Our philosophy towards executive compensation reflects the following principles:

•Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we, as a lesser known company, can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high-performance, efficient organization that rewards individual contributors for their ownership of various aspects of our business. We compensate our executive officers using the same philosophy.
•Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.
•Equity awards align the interests of our executive officers with those of our stockholders. We believe that in certain circumstances, an executive officer’s total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long-term interest in our overall performance and thereby align the interests of the executive officer with those of our stockholders. We may, in certain circumstances provide refresher grants to our executive officers. To recognize the changes in our capital structure and management, we anticipate that the compensation committee will assess vested and unvested equity holdings regularly.
Based on these philosophies, we seek to reward our executive officers as and when we achieve our goals and objectives and to generate stockholder returns by providing performance-based compensation.

Our executives’ total compensation may vary from year to year based on our financial results and individual performance.

Weighting of compensation components. We do not use predefined ratios in determining the allocation of compensation between base salary, bonus and equity components. Rather, we set each executive’s total compensation based on our experience regarding market conditions, geographic considerations, our experience regarding market norms and other factors. Our compensation policies related to executive compensation apply equally to all of our executive officers. Differences in compensation levels among our executives generally reflect differing skill sets, experience, responsibilities and relative contributions.

Role of the compensation committee and executive officers in setting executive compensation.

The initial compensation arrangements with our executive officers, including the named executive officers, have been the result of arm’s-length negotiations with each individual executive. Individual compensation arrangements with executives have been influenced by a number of factors, including the following:

•our need to fill a particular position;
•our financial position and growth strategy at the time of hiring;
•the individual’s expertise and experience and prior compensation history; and
•the competitive nature of the position.
Fiscal 2020

Components of executive compensation. In fiscal 2020, our executive compensation program consisted of the following components: base salary; short-term incentive compensation, consisting of cash bonuses and, in some cases, long-term equity-based incentive awards. We believe that each individual component is useful in achieving one or more of the objectives of our program. Together, we believe these components have been effective in achieving our overall objectives to date.

•We use base salary to attract and retain executives; base salary levels reflect differences in job scope and responsibilities.
•We provide cash bonuses to encourage executives to deliver on short-term corporate financial and operating goals and individual objectives; a significant portion of our executives’ cash compensation is linked to the achievement of short-term objectives.
•We in some cases use equity awards to encourage longer term perspective, reward innovation, provide alignment with stockholder interests, and attract and retain key talent.

Chief Executive Officer. Mr. Pera, our Chief Executive Officer, holds a majority of our outstanding common stock. In July 2013, Mr. Pera determined to reduce his base salary to $0.00 per fiscal year. We did not grant Mr. Pera any equity awards in fiscal 2011 through fiscal 2020 as he was a majority stockholder of our company throughout those fiscal years. We pay 100% of the costs associated with Mr. Pera’s general health and welfare benefits, as we do for all of our U.S.-based employees.

Chief Accounting and Finance Officer. Mr. Radigan has served as our Chief Accounting Officer since May 2016. In fiscal 2019, Mr. Radigan's title changed to Chief Accounting and Finance Officer. Our Chief Executive Officer set Mr. Radigan’s base salary at $350,000, with an annual target bonus equal to $100,000, based on the discretion of our Board. In July 2017, Mr. Radigan's annual base salary was increased to $367,500 and was subsequently increased to $400,000 in July 2018, then increased to $420,000 in July 2019. On August 16, 2018, we granted Mr. Radigan 2,361 RSUs. These RSUs vest or vested as follows: 591 RSUs vested on July 1, 2019; 590 RSUs vested on July 1, 2020; 590 RSUs vest on July 1, 2021; and the remaining 590 RSUs vest on July 1, 2022. On August 6, 2019, we granted Mr. Radigan 1,526 RSUs. These RSUs vest as follows: 382 RSUs vested on July 1, 2020; 382 RSUs vest on July 1, 2021; 381 RSUs vest on July 1, 2022; and the remaining 381 RSUs vest on July 1, 2023. On August 18, 2020, we granted Mr. Radigan 1,169 RSUs. These RSUs vest as follows: 293 RSUs vest on July 1, 2021; 292 RSUs vest on July 1, 2022; 292 RSUs vest on July 1, 2023; and the remaining 292 RSUs vest on July 1, 2024.We also pay 100% of the costs associated with Mr. Radigan’s general health and welfare benefits, as we do for all of our U.S.-based employees.

Benefits. Our executives participate in our standard benefit plans, which are offered to all U.S.-based employees and include our 401(k) plan. We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S. employees are eligible to participate in the 401(k) plan following the start date of their employment, at the beginning of each calendar month. The 401(k) plan provides a salary deferral program pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2020, and contribute the withheld amount to the 401(k) plan. We may, in our sole discretion, make discretionary profit sharing and/or matching contributions to the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. It has been our practice to match up to 1% of an employee’s annual salary, provided the employee contributes at least 4% of his or her salary. We offer this benefit to our named executive officers.

Our executives have the opportunity to participate in our health and welfare benefit programs which include a group medical program, a group dental program, a vision program, life insurance, and disability insurance. These benefits are the same as those offered to all of our U.S.-based employees. Through our benefit programs, each of our named executive officers receives group term life insurance in an amount equal to the lessor of twice their annual salary or $500,000.

In fiscal 2020, as a result of an independent security study, the Company’s independent directors approved the purchase of an airplane, which Mr. Pera is now expected to use for all business and personal air travel. During the third quarter of fiscal 2020, the Company received the title to the airplane. In May 2020, the compensation committee and the Board approved a corporate aircraft utilization policy that sets forth the guidelines and procedures for use of the aircraft by Mr. Pera. Pursuant to the corporate aircraft utilization policy, Mr. Pera is required to utilize the corporate airplane (or other private aircraft where the corporate airplane is unavailable) for all business and personal travel due to a bone-fide business-oriented security concern. The policy also permits Mr. Pera’s immediate family members and/or his or their respective guests to travel aboard the corporate aircraft. Pursuant to the policy, Mr. Pera will not be required to reimburse the Company for any personal use of corporate aircraft by him, his immediate family members and/or his or their respective guests. In addition, while the compensation committee has approved reimbursing Mr. Pera for FICA taxes associated with personal use of the corporate aircraft, the Company will not reimburse Mr. Pera for any federal, state or local taxes arising from imputed income relating to any such personal use.

Although we consider Mr. Pera’s use of corporate aircraft for personal travel to be a security measure for the Company’s benefit, and not a perquisite for Mr. Pera’s benefit, the aggregate incremental costs to the Company related to any use of the corporate aircraft for personal travel (and any related FICA tax reimbursement) is reported as compensation to Mr. Pera in the “All Other Compensation” column in the Company’s Summary Compensation Table beginning with this fiscal 2020 Proxy Statement.

Stock ownership guidelines. We do not currently have stock ownership guidelines.

Consideration of Say-on-Pay Vote Results. The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation once every two years (a “say-on-pay proposal”). Accordingly, the next “say-on-pay” advisory vote will occur at our 2022 Annual Meeting. The compensation committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Approaches

Compensation Committee. The compensation committee of our Board has overall responsibility for recommending to our Board the compensation of our Chief Executive Officer and determining the compensation of our other executive officers. Members of the committee are appointed by our Board. Currently, the committee consists of three members of our Board, Messrs. Hurlston, Sege and Torres. Our Board determined that each member of our compensation committee was and remains a “nonemployee” director for purposes of Rule 16b-3 under the Securities Act of 1934, as amended, or the Exchange Act and an “independent director” as that term is defined under the rules of the NYSE.

The fundamental responsibilities of our compensation committee are:
•to provide oversight of our compensation policies, plans and benefit programs including reviewing and making recommendations to our Board regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and our Board;
•to review and determine all compensation arrangements for our executive officers (including our Chief Executive Officer) and to allocate total compensation among the various components of executive pay;
•to review and approve all equity compensation awards to our executive officers (including our Chief Executive Officer); and
•to oversee and direct our equity compensation plans, as applicable to our employees, including executive officers.
The compensation committee has the authority to engage the services of outside consultants pursuant to the committee’s charter.

In determining each executive officer’s compensation, our compensation committee will review our corporate financial performance and financial condition and assess the performance of the individual executive officer. The evaluation of individual performance is conducted by the compensation committee in the case of the Chief Executive Officer, and by the Chief Executive Officer in the case of other executives. The Chief Executive Officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executives. The compensation committee may modify individual compensation components for executives other than the Chief Executive Officer after reviewing the Chief Executive Officer’s recommendations. The compensation committee is not bound to, and may not always accept, the Chief Executive Officer’s recommendations. The compensation committee also reviews the Chief Executive Officer’s performance and confer with the full board of directors (excluding the Chief Executive Officer). The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards for all of our executive officers. In addition, it is the committee’s practice to consult with the independent members of our Board prior to making material changes to our compensation policies.

Although we may make many compensation decisions in the first quarter of the fiscal year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed. The compensation committee has the discretion to adjust a component of compensation during the year in the event that it determines that circumstances warrant.

Generally, we have granted options and RSUs following an executive officer’s start date. However, this practice may vary depending on the specific facts and circumstances of each hire. The initial grants to each executive officer were principally based on the prevailing range of initial grants to our other executives with consideration given to the nature of the job and the individual’s experience, as well as the current market conditions relating to equity ownership of officers in similar positions at similarly situated companies. Our compensation committee does not have any specific policy regarding the timing of equity awards and, under certain circumstances, such awards may be made regularly to our executive officers on an annual basis.

Severance Compensation and Termination Protection
See the sections entitled “-Employment Agreements” or “-Potential Payments upon Termination or Change of Control” for a description of agreements with, and the tables setting forth, the potential severance to be made to each named executive officer and definitions of key terms under these agreements.

Accounting and Tax Considerations

In August 2018, the Internal Revenue Service (IRS) issued guidance with respect to the changes made by the Tax Cuts and Job Act (“TCJA”) to the rules under code Section 162(m), which limits the federal tax deduction of compensation paid in any fiscal year to the Chief Executive Officer, Chief Accounting Officer, and the three other most highly compensated officers. The TCJA expands the number of individuals covered by code Section 162(m) and eliminates the Section 162(m) “performance-based compensation” exception for taxable years beginning after December 31, 2017, except for otherwise qualified compensation payable pursuant to a written binding contract in effect on November 2, 2017 that is not subsequently materially modified in any material respect on or after such date.

While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Compensation Committee Report
The following report of the compensation committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, or the Securities Exchange Act of 1934.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, as required by Item 402(b) of Regulations S-K, with our management. Based on this review and these discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted by the members of the compensation committee of our Board:
Michael E. Hurlston (Chairman)
Ronald A. Sege
Rafael Torres

Fiscal 2020 Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer, and our other most highly compensated person serving as an executive officer as of June 30, 2020. We refer to these executive officers as our “named executive officers."

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)(3)	Total Compensation
Robert J. Pera	2020	$—	$—	$—	$—	$3,698	$3,698
Chief Executive Officer	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—

Kevin Radigan	2020	420,000	100,000	181,792	—	4,850	706,642
Chief Accounting and Finance Officer (4)	2019	400,000	100,000	193,980	—	4,987	698,967
	2018	367,500	100,000	—	—	4,668	472,168

(1)	The amounts in this column represent the aggregate grant date fair value of the RSUs or option awards, as applicable, computed in accordance with FASB Topic ASC 718. See the Notes to Consolidated Financial Statements contained in our Annual Report for fiscal 2020 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our RSUs and stock options. For additional information, refer to the footnotes of our Consolidated Financial Statements contained in our Annual Report for fiscal 2020 for the assumptions made in the valuation of the RSUs and option awards. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by named executive officers.
(2)	For Mr. Radigan, amounts under this column for fiscal years 2020, 2019 and 2018 consisted of only employer contributions for 401(k) plan.
(3)
For Mr. Pera, the amount reported reflects incremental costs for personal use of the Company airplane and is determined by calculating an hourly variable rate (e.g., landing, parking and flight planning fees, fuel expenses based on a rolling average cost per flight, catering, crew travel and other miscellaneous variable costs) for the aircraft and then multiplying the result by the hours flown for personal use and any flight hours for plane repositioning (or "deadhead") flights associated with personal use of the Company airplane. The amount does not include the fixed costs that do not change based on usage, such as crew salaries and hangar storage costs. In addition, family members and guests of Mr. Pera may occasionally accompany him on business travel on the Company airplane at no or de minimis incremental cost to us. Amount reported also includes $21 for reimbursement of FICA taxes related to Mr. Pera’s personal use of Company airplane.

(4)	For fiscal years 2018 the employer contributions for 401(k) plan have been restated to reflect employer contributions earned for fiscal 2018. Previous disclosure to the contrary was the result of an administrative error.
CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of annual total compensation of our Chief Executive Officer, to the annual total compensation of the median employee of the Company. The pay ratio included in this information is a reasonable estimate calculated in a consistent manner with Item 402(u) of Regulations S-K

For fiscal year 2020, the total compensation for the median employee of the Company was $66,560. For fiscal year 2020, our Chief Executive Officer, Mr. Pera did not receive compensation from the Company, other than the incremental costs for personal use of the Company airplane of $3,698. As such, for the fiscal year ended June 30, 2020, the ratio of the annual total compensation of the CEO to the annual total compensation of our median employee was approximately 0.056 to 1.

Because there has been no significant change in our employee population or employee compensation arrangements since the median employee was identified in fiscal 2018, the median employee that was used for purposes of calculating the CEO pay ratio for fiscal 2018 is the same employee that we identified for disclosure for fiscal 2020.

The median employee was identified by reviewing the consistently applied compensation measure of annual cash base salary, per payroll records, for all Ubiquiti employees, including its consolidated subsidiaries, as of June 30, 2018, which was the last pay period for the 2018 fiscal year. Any salaries denominated in foreign currencies were translated to U.S. dollars at the corresponding exchange rate as of June 30, 2018. We used the annual cash base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees each fiscal year and is the one pay component that has a similar definition and is reported in a similar manner globally. All of the Company’s full time and part time employees were included in the calculation and adjustments were made to annualize base salary for any employees not employed by Ubiquiti for the entire fiscal year or any unpaid leave during the fiscal year. Mr. Pera was excluded from the calculation of median employee for the purposes of this determination.

After identifying the median employee based on the criteria described above, the total compensation for this employee was calculated using the same methodology that was used in the 2020 Summary Compensation Table. Total compensation during 2020 for this employee includes base salary. There was no annual cash bonus for fiscal year 2020.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. As such, the pay ratio reported by other companies may not be comparable to the pay ratio as reported above.

Grants of Plan-Based Awards for Fiscal 2020

The following table provides information regarding grants of plan-based awards to each of our named executive officers during fiscal 2020.

Name	Grant Date	Stock Awards (#)(1)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Kevin Radigan	8/6/2019	1,526	—	—	$181,792
Robert J. Pera	—	—	—	—	—
(1) Represents an award of RSUs, whereby the shares subject to the award vest with respect to 25% of the shares on each anniversary of July 1, 2019.
(2) Represents grant date fair value computed in accordance with FASB Topic ASC 718.

Outstanding Equity Awards at June 30, 2020

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at June 30, 2020.

	Stock Awards (1)
Name	Number of Shares that Have Not Vested (#)	Market Value of Shares That Have Not Vested ($) (2)
Kevin Radigan	3,296	$575,350
Robert J. Pera	—	—

(1)	All stock awards listed in this outstanding equity awards table were granted under our 2010 Plan.
(2)	The market value of securities reflected in this table is based upon the closing price of the common stock on June 30, 2020, which was $174.56 per share.

Option Exercises and Stock Vested in Fiscal 2020

The following table presents certain information concerning the exercise of stock options and the vesting of stock awards held by our named executive officers during fiscal 2020.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Radigan	591	$77,445
Robert J. Pera	—	—

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during fiscal 2020.

Employment Agreements

We currently have an employment agreement with Mr. Radigan. The employment agreement provide for at will employment, base salary, term of the agreement, eligibility to participate in any of our bonus plans or programs, standard employee benefit plan participation and eligibility to receive stock option grants. The employment agreement contains certain severance benefits in favor of the executives.

Kevin Radigan. Mr. Radigan has served as our Chief Accounting Officer since May 2016. In March 2016, we entered into an employment agreement with Mr. Radigan. In fiscal 2019 Mr. Radigan's title changed to Chief Accounting and Finance Officer. The agreement set forth an initial annual base salary of $350,000, which was increased by our compensation committee to $367,500 in July 2017, and an annual target bonus equal to $100,000. On July 1, 2018, Mr. Radigan's base salary increased to $400,000 and subsequently increased again to $420,000 on July 1, 2019. The agreement provided that Mr. Radigan was an at-will employee and his employment may be terminated at any time by us or Mr. Radigan. In addition, Mr. Radigan is entitled to severance benefits upon termination of employment as described below under “- Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

We currently have employment agreements Mr. Radigan, our Chief Accounting and Finance Officer. The description and table that follow describe the payments and benefits that may be owed by us to these named executive officers upon our named executive officer’s termination under certain circumstances.

Employment Agreement with Mr. Radigan

The employment agreement with Mr. Radigan provides that, if we terminate Mr. Radigan other than for Cause (as defined below), or if Mr. Radigan terminates his employment for Good Reason (as defined below), Mr. Radigan will continue to receive his then-effective base salary during a six-month severance period (collectively, the “severance payment”), less applicable withholding and deductions, subject to certain reductions and conditions set forth in his employment agreement. In order to receive the severance payment, Mr. Radigan is obligated to provide us with an executed release of claims.

For the purpose of the employment agreement with Mr. Radigan, “Cause” means:

(i)intentional and material dishonesty in the performance of the executive’s duties for the Company;
(ii)conduct (including conviction of or plea of nolo contendere to a felony) which has a direct and material adverse effect on the Company or its reputation;
(iii)material failure to perform the executive’s reasonable duties or comply with his obligations under the employment agreement or the Company's confidential information and invention assignment agreement after receipt of written notice specifying the failure, if the executive does not remedy that failure within 10 days of receipt of written notice from the Company, which notice will state that failure to remedy such conduct may result in termination for Cause; or
(iv)an incurable material breach of the Company's confidential information and invention assignment agreement, including, without limitation, theft or other misappropriation of the Company's proprietary information.
For the purpose of the employment agreement with Mr. Radigan, “Good Reason” means, without his consent:

(i)a material reduction of the executive’s duties, position or responsibilities;
(ii)a more than 10% reduction by the Company in the executive’s base salary as in effect immediately prior to such reduction (other than temporary reductions generally applicable to senior executives of the Company);
(iii)any material breach of Mr. Radigan’s employment agreement by the Company; or
(iv)any office relocation to a location that is more than 50 miles further from the executive’s primary residence.
Potential Payments upon Termination or Change of Control

The following table shows the amounts Mr. Radigan would have received in the event of his employment is terminated by the Company without Cause or if Mr. Radigan terminates his employment with the Company for Good Reason, assuming the termination took place on June 30, 2020, the last business day of our most recent completed fiscal year. Mr. Radigan’s employment agreement does not provide any change of control payments.

Name	Benefits	Involuntary Termination
Kevin Radigan	Severance Payment (Salary)	$210,000	(1)

(1)	The severance payment amount for Mr. Radigan would be divided into 6 equal monthly payments if the executive officer were terminated without Cause or if the Mr. Radigan resigned for Good Reason.

EQUITY COMPENSATION PLAN INFORMATION

The following chart sets forth certain information as of June 30, 2020, with respect to our equity compensation plans, specifically our 2010 Equity Incentive Plan, or the 2010 Plan and the 2005 Equity Incentive Plan, or the 2005 Plan. Both the 2010 Plan and the 2005 Plan have been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	104,836	(4)(5)	$11.07	9,990,032
Equity compensation plans not approved by security holders	—		—	—
Total	104,836		$11.07	9,990,032

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding awards of RSUs.
(2)	The weighted-average remaining contractual term of the company’s outstanding options as of June 30, 2020 and 2019 were 2.16 and 2.78 years, respectively.
(3)	Includes shares reserved for issuance under the 2010 Plan. The number of shares reserved for issuance under the 2010 Plan is increased from time to time in an amount equal to the number of shares subject to outstanding options under the 2005 Plan that are subsequently forfeited pursuant to the terms of the 2005 Plan.
(4)	This number includes 104,836 shares subject to outstanding awards granted under the 2010 Plan, of which 22,265 shares were subject to outstanding options and 82,571 shares were subject to outstanding RSU awards.
(5)	There were no outstanding options outstanding under the 2005 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 13, 2013, the Company entered into an aircraft lease agreement (the “Aircraft Lease Agreement”) with RJP Manageco LLC (the “Lessor”), a limited liability company owned by the Company’s CEO, Robert J. Pera. Pursuant to the Aircraft Lease Agreement, the Company may lease an aircraft owned by the Lessor for Company business purposes. Under the Aircraft Lease Agreement, the aircraft may be leased at a rate of $5,000 per flight hour. This hourly rate does not include the cost of flight crew or on-board services, which the Company will purchase from a third-party provider. The Company recognized a total of approximately $1,400,000 in expenses pursuant to the Aircraft Lease Agreement during the fiscal year ended June 30, 2020. All expenses pursuant to the Aircraft Lease Agreement have been included in the Company’s sales, general and administrative expenses in the Consolidated Statements of Operations. In fiscal 2020, as a result of an independent security study, the Company’s independent directors approved the purchase of an airplane, which Mr. Pera is now expected to use for all business and personal air travel.

Policies and Procedures for Related Party Transactions

As provided by the audit committee charter, the audit committee of our Board must review and approve any related party transaction. Furthermore, approval should be obtained prior to entering into the transaction when the audit committee is aware of such transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of October 19, 2020, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our current named executive officers listed in the Summary Compensation Table, (3) each of our directors and nominees and (4) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 62,851,378 shares outstanding as of October 19, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 19, 2020 and RSUs that will vest within 60 days after October 19, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Named Executive Officers and Directors:
Robert J. Pera (1)	56,278,181	89.5%
Kevin Radigan	790	*
Ronald A. Sege (2)	14,256	*
Rafael Torres	10,000	*
Michael E. Hurlston	—	N/A
All directors and executive officers as a group (5 persons)	56,303,227	89.6%

*	Amount represents less than 1% of our common stock.
(1)
As previously disclosed, Mr. Pera has entered into arrangements under which he has pledged up to 25% of the shares of common stock that he beneficially owns to secure loans with financial institutions. Mr. Pera had also indicated these loans have or will have various requirements to repay all or portion of the loan upon the occurrence of various events, including when the price of common stock goes below certain specified levels. Mr. Pera may need to sell shares of our common stock to meet these repayment requirements. Upon a default under one or more of these loans, the lender could sell the pledged shares into the market without limitation on volume or manner of sale. Sales of shares by Mr. Pera to reduce his loan balance or the lenders upon foreclosure are likely to adversely affect our stock price.

(2)
Represents 14,256 shares issuable upon the exercise of fully vested options of which 4,847 shares are held in a constructive trust for Eugenia Sege pursuant to the terms of a divorce decree dated December 17, 2017. On September 13, 2019, Mr. Sege entered into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1 Plan”) to enable him to sell a portion of his shares issuable upon the exercise of fully vested options during the period from November 2019 to November 2020.

ANNUAL REPORT

Our Annual Report on Form 10-K, which includes our annual financial statements and any schedules thereto for the year ended June 30, 2020, is available on the investor relations portion of our website http://ir.ui.com/financial/sec-filings. You may also obtain a free copy upon written request addressed to: Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, NY 10017, Attn: Investor Relations.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2020 Annual Meeting. If any other matters properly come before the 2020 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2020 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

The Board of Directors

New York, New York
October 26, 2020

APPENDIX A

UBIQUITI INC.
2020 OMNIBUS INCENTIVE PLAN

1.    Purpose. The purpose of the Ubiquiti Inc. 2020 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel, and to provide a means whereby directors, officers, employees, consultants, contractors and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.    Definitions. The following definitions shall be applicable throughout the Plan.
(a)    “Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.
(b)    “Adjustment Event” has the meaning given to such term in Section 11(a) of the Plan.
(c)    “Affiliate” means any Person that directly or indirectly controls, or is controlled by, the Company. The term “control” (including, with correlative meaning, the term “controlled by”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.
(d)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award, and Other Cash-Based Award granted under the Plan.
(e)    “Award Agreement” means the document or documents by which each Award (other than an Other Cash-Based Award) is evidenced, which may be in written or electronic form.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, a Participant’s (i) substantial failure or refusal to perform the duties or responsibilities of the Participant’s job as required by the Service Recipient; (ii) material violation of any fiduciary duty owed to the Service Recipient or any other member of the Company Group; (iii) conviction of, or entry of a plea of nolo contendere with respect to, a felony; (iv) conviction of, or entry of a plea of nolo contendere with respect to, a misdemeanor which involves dishonesty, fraud or morally repugnant behavior; (v) dishonesty; (vi) theft; (vii) material violation of Company rules or policy; or (viii) other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on the Service Recipient or any other member of the Company Group, their Affiliates, or their respective employees. The Committee, in its sole and absolute discretion, shall determine Cause.
(h)    “Change in Control” means the first to occur of:
(i)    any “person” within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the then-outstanding Common Stock, other than pursuant to a purchase of Common Stock from the Company;
(ii)    individuals who constitute the Board on the Effective Date, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on the Effective Date (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board on the Effective Date;
(iii)    any plan or proposal for the liquidation of the Company is adopted by the shareholders of the Company;
(iv)    all or substantially all of the assets of the Company are sold, liquidated or distributed (in one or a series of related transactions) to any person or group other than Permitted Holders; or

(v)    the consummation of a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other entity resulting from such Transaction in substantially the same proportion as their ownership of the voting power of the Company immediately prior to such Transaction.
Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder, no Change in Control shall be deemed to have occurred upon an event described in clauses (i) through (v) above that would have the effect of changing the time of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Section 409A of the Code.
(i)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.
(j)    “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(k)    “Common Stock” means the common stock of the Company, par value $0.001 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(l)    “Company” means Ubiquiti Inc., a Delaware corporation, and any successor thereto.
(m)    “Company Group” means, collectively, the Company and its Subsidiaries.
(n)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(o)    “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.
(p)    “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group; or (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.
(q)    “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment, consulting or service agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment, consulting or service agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion.
(r)    “Effective Date” means the date the Company’s stockholders approve the Plan.
(s)    “Eligible Person” means any: (i) individual employed by any member of the Company Group; (ii) director or officer of any member of the Company Group; or (iii) consultant, contractor or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above, has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.
(u)    “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(v)    “Fair Market Value” means, on a given date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.
(w)    “GAAP” has the meaning given to such term in Section 7(d) of the Plan.
(x)    “Immediate Family Members” has the meaning given to such term in Section 13(b) of the Plan.
(y)    “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(z)    “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(aa)    “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(bb)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(cc)    “Option” means an Award granted under Section 7 of the Plan.
(dd)    “Option Period” has the meaning given to such term in Section 7(c) of the Plan.
(ee)    “Other Cash-Based Award” means an Award that is granted under Section 10 of the Plan that is denominated and/or payable in cash.
(ff)    “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(gg)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.
(hh)    “Performance Targets” means the attainment of specific levels of performance of the Company (and/or one members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis on the specified measures, including, but not limited to: (i) debt ratings; (ii) debt to capital ratio; (iii) generation of cash; (iv) issuance of new debt; (v) establishment of new credit facilities; (vi) retirement of debt; (vii) return measures (including, but not limited to, return on assets, return on capital, return on equity); (viii) attraction of new capital; (ix) cash flow; (x) earnings per share; (xi) net income; (xii) pre-tax income; (xiii) pre-tax pre-bonus income; (xiv) operating income; (xv) gross revenue; (xvi) net revenue; (xvii) gross margin; (xviii) net margin; (xix) pre-tax margin; (xx) share price; (xxi) total stockholder return; (xxii) acquisition or disposition of assets; (xxiii) acquisition or disposition of companies, entities or businesses; (xxiv) creation of new performance and compensation criteria for key personnel; (xxv) recruiting and retaining key personnel; (xxvi) customer satisfaction; (xxvii) employee morale; (xxviii) hiring of strategic personnel; (xxix) development and implementation of Company policies, strategies and initiatives; (xxx) creation of new joint ventures; (xxxi) new contracts signed; (xxxii) increasing the Company’s public visibility and corporate reputation; (xxxiii) development of corporate brand name; (xxxiv) overhead cost reductions; (xxxv) unit deliveries; or (xxxvi) any combination of or variations on the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Targets may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Performance Targets may be based on the Participant’s attainment of business objectives with respect to any of the criteria set forth in this Section 2(hh), or implementing policies and plans, negotiating transactions, developing long-term business goals or exercising managerial responsibility.
(ii)    “Permitted Holder” means (i) the Company or any of its Affiliates, (ii) Robert J. Pera or any of his Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities or (v) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(jj)    “Permitted Transferee” has the meaning given to such term in Section 13(b) of the Plan.
(kk)    “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(ll)    “Plan” means this Ubiquiti Inc. 2020 Omnibus Incentive Plan, as it may be amended and/or restated from time to time.
(mm)    “Qualifying Director” means a Person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(nn)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(oo)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(pp)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities, or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(qq)    “SAR Period” has the meaning given to such term in Section 8(c) of the Plan.
(rr)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.
(ss)    “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(tt)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(uu)    “Strike Price” has the meaning given to such term in Section 8(b) of the Plan.
(vv)    “Subsidiary” means, with respect to any specified Person:
(i)    any corporation, association, or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)    any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(ww)    “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the jurisdiction of the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(xx)    “Substitute Awards” has the meaning given to such term in Section 5(e) of the Plan.
(yy)    “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).
3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.    Administration.
(a)    General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)    Committee Authority. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)    Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for an exemption provided by Rule 16b-3 promulgated under the Exchange Act related to Persons who are subject to Section 16 of the Exchange Act will be taken only by the Board or by a committee or subcommittee of two or more Qualifying Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as a Qualifying Director shall not invalidate any action that is otherwise valid under the Plan.
(d)    Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)    Indemnification. No member of the Board, the Committee, or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions, or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)    Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.    Grant of Awards; Shares Subject to the Plan; Limitations.
(a)    Grants. The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Targets.
(b)    Share Reserve and Limits. Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant. Shares of Common Stock withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price or Strike Price, or taxes relating to an Award, shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Common Stock is listed.
(c)    Share Counting. Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, no more than five million (5,000,000) shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 11 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).

(d)    Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares of Common Stock held in the treasury of the Company, shares of Common Stock purchased on the open market or by private purchase, or a combination of the foregoing.
(e)    Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding equity awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares of Common Stock under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
6.    Eligibility. Participation in the Plan shall be limited to Eligible Persons.
7.    Options.
(a)    General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.
(c)    Vesting and Expiration; Termination. Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee including, without limitation, those set forth in Section 5(a) of the Plan; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason. Options shall expire upon a date determined by the Committee, not to exceed ten years from the Date of Grant (the “Option Period”). Notwithstanding the foregoing, in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group. The terms and conditions with respect to the treatment of Options in the event of a Participant’s Termination shall be determined by the Committee and reflected in the applicable Award Agreement.
(d)    Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent, and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that is needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.
(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any share of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such share of Common Stock before the later of (i) the date that is two years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any share of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such share of Common Stock.
(f)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.    Stock Appreciation Rights.
(a)    General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)    Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c)    Vesting and Expiration; Termination. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee including, without limitation, those set forth in Section 5(a) of the Plan; provided, however, that notwithstanding any such vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Committee, not to exceed ten years from the Date of Grant (the “SAR Period”). The terms and conditions with respect to the treatment of SARs in the event of a Participant’s Termination shall be determined by the Committee and reflected in the applicable Award Agreement.
(d)    Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9.    Restricted Stock and Restricted Stock Units.

(a)    General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)    Stock Certificates and Book-Entry Notation; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 13(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)    Vesting; Termination. The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates or upon such event or events as determined by the Committee including, without limitation, those set forth in Section 5(a) of the Plan; provided, however, that notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Restricted Period at any time and for any reason. The terms and conditions with respect to the treatment of Restricted Stock or Restricted Stock Units, as applicable, in the event of a Participant’s Termination shall be determined by the Committee and reflected in the applicable Award Agreement.
(d)    Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall issue to the Participant or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).
(ii)    Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)    Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE UBIQUITI Inc. 2020 Omnibus INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN UBIQUITI Inc. AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF UBIQUITI Inc.
10.    Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine including, without limitation, those set forth in Section 5(a) of the Plan. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 13(c) of the Plan.
11.    Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Other Cash-Based Awards):
(a)    General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any SubPlan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 11 shall be conclusive and binding for all purposes.
(b)    Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:
(i)    substitution or assumption of Awards (or awards of an acquiring company), acceleration of the exercisability of, lapse of restrictions on, or termination of Awards, or a period of time (which shall not be required to be more than ten days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and
(ii)    subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event) the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units, or Other EquityBased Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards prior to cancellation, or the underlying shares in respect thereof.
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(c)    Other Requirements. Prior to any payment or adjustment contemplated under this Section 11, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)    Fractional Shares. Any adjustment provided under this Section 11 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)    Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 11 shall be conclusive and binding for all purposes.
12.    Amendments and Termination.
(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted); (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 11 of the Plan), or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect an Award holder’s rights with respect to a previously granted and outstanding Award shall not to that extent be effective without the consent of the affected holder of such Award. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 12(b) of the Plan without stockholder approval.
(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 11, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect an Award holder’s rights with respect to a previously granted and outstanding Award shall not to that extent be effective without the consent of the affected holder of such Award; provided, further, that without stockholder approval, except as otherwise permitted under Section 11 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the canceled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
13.    General.
(a)    Award Agreements. Each Award (other than an Other Cash-Based Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability, or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate, or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)    Nontransferability.
(i)    Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any Person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C), and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)    The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan or in any applicable Award Agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)    Dividends and Dividend Equivalents.
(i)    The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding Options or SARs.
(ii)    Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company, remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within 30 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).
(iii)    To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable within 30 days of the date that the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).
(d)    Tax Withholding.
(i)    A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment, and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii)    Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the minimum income, employment, and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by: (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(iii)    The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, pursuant to an Award Agreement or otherwise, in whole or in part, any additional income, employment, and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

(e)    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
(f)    No Claim to Awards; No Rights to Continued Employment or Service; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on, or after the Date of Grant.
(g)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(h)    Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(i)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(j)    Government and Other Regulations.
(i)    The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stoptransfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations, and other requirements of the Securities and Exchange Commission and any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted, and any other applicable Federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company, and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code: (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), with such amount being delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof or (B) in the case of Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards, or the underlying shares in respect thereof.
(k)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee (or its designee in accordance with Section 4(c) of the Plan) in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)    Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equitybased awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(o)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(p)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.
(q)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws’ provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
(r)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(s)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(t)    Section 409A of the Code.
(i)    Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)    Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) are accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(u)    Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(v)    Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:
(i)    cancellation of any or all of such Participant’s outstanding Awards; or
(ii)    forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and repayment of any such gain promptly to the Company.
(w)    Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(x)    Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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D25896-P44960

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UBIQUITI INC.

The Board of Directors recommends you vote FOR the following Class III director nominee:

1. Election of a Director

Nominee:	**For**	**Withhold**
1a. Robert J. Pera	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

		For	**Against**	**Abstain**
2.	Ratification of the appointment of KPMG LLP as Ubiquiti's independent registered public accounting firm for the fiscal year ending June 30, 2021.	☐	☐	☐
3.	The approval of Ubiquiti's named executive officer compensation, on an advisory and non-binding basis.	☐	☐	☐
4.	The approval of the Ubiquiti Inc. 2020 Omnibus Incentive Plan.	☐	☐	☐

NOTE: In his discretion, each proxyholder is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

D25897-P44960

UBIQUITI INC.
Virtual Annual Meeting of Stockholders
December 10, 2020 10:00 AM, EST
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of UBIQUITI INC., a Delaware corporation, hereby appoint(s) each of Hartley Nisenbaum and Kevin Radigan, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UBIQUITI INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, EST on December 10, 2020, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SIGNED, BUT NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side